videc

Consent of VIDEC Consultants Private Limited

VIDEC Consultants Private Limited ("VIDEC"), consents to the references to our Company and our report *VIDEC's India Corporate Travel: Market Sizing & TMC–OTA Benchmarking Study, FY22-FY27, dated June 2025* ("Report") for inclusion in Yatra Online, Inc.'s annual report on Form 20-F for the year ended March 31, 2026 (the "Annual Report"), the inclusion of our Report as Exhibit 99.1 to the Annual Report and references to and information derived from our Report in the Annual Report, as well as to the incorporation by reference of the consent and our Report into Yatra Online, Inc.'s registration statement on Form F-3 filed with the United States Securities and Exchange Commission on May 24, 2021, as amended (the "Registration Statement").

For VIDEC Consultants Private Limited

For Videc Consultants Private Limited

Director/Authorized Signatory

Place: Mumbai

Date: July 28, 2026

VIDEC Consultants Private Limited I **CIN:** U74999MH2017PTC290261
Registered Office: 201, Mahavir Sadan, Plot # 116, Vashi, Navi Mumbai – 400703, MH, India.
Phone: +91 93 2024 2002 | **www.videc.co**